SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________
                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                        48-0457967
         (State or other jurisdiction          (I.R.S. Employer
             of incorporation or              Identification No.)
                organization)

               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)
                            ________________________
                                     SPRINT
                             RETIREMENT SAVINGS PLAN
                                       and
                         SPRINT RETIREMENT SAVINGS PLAN
                          FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plans)
                            ________________________

                                 THOMAS A. GERKE
       Vice President, Corporate Secretary and Associate General Counsel
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________



                 CALCULATION OF REGISTRATION FEE


                                       Proposed
                                        maximum       Proposed
                          Amount       offering       Maximum       Amount of
Title of securities        to be         price       Aggregate    Registration
to be registered         registered    per share   offering price     Fee


Shares of FON Common
Stock
($2.00 par value) . .    6,200,000   $13.83(1)    $85,746,000   $7,888.63(1)(2)

Shares of PCS Common
Stock
($1.00 par value) . .    10,400,000  $9.68(3)     $100,672,000  $9,261.82(2)(3)


(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the FON Common Stock on April 12, 2002, as reported in the consolidated reporting system, was $13.825.

(2)  The filing fees have previously been paid.

(3) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the PCS Common Stock on April 11, 2002, as reported in the consolidated reporting system, was $9.675.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.
Pursuant  to  Rule  429 under the Securities  Act  of  1933,  the
Prospectus relating to this Registration Statement meets the requirements for use in connection with the shares of common stock registered under the following Registration Statements on Form S-8: No. 33-38761, No. 33-59324 and No. 333-61526
pertaining to the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees (formerly called the United System Savings Plan).

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

       The following documents filed by Sprint Corporation ("Sprint") (File No. 1-04721), by the Sprint Retirement Savings Plan or by the Sprint Retirement Savings Plan for Bargaining Unit Employees with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     o     Sprint's Annual Report on Form 10-K/A for the year ended
           December 31, 2001.

     o Sprint Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 2000.

     o Sprint Retirement Savings Plan for Bargaining Unit Employees Annual Report on Form 11-K for the year ended December 31, 2000.

     o Sprint's Current Report on Form 8-K dated February 4, 2002, and filed February 7, 2002.

     o Sprint's Current Report on Form 8-K dated March 1, 2002, and filed March 6, 2002.

     o Sprint's Current Report on Form 8-K dated March 6, 2002, and filed March 7, 2002.

     o Description of FON Common Stock contained in Amendment No. 4 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed April 17, 2002.

     o Description of FON Group Rights contained in Amendment No. 3 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Group Rights, filed August 4, 1999.

     o Description of PCS Common Stock contained in Amendment No. 4 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Common Stock, filed April 17, 2002.

     o Description of PCS Group Rights contained in Amendment No. 2 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed July 26, 1999.

      All  documents  subsequently filed by  Sprint,  the  Sprint
Retirement Savings Plan or the Sprint Retirement Savings Plan for
Bargaining Unit Employees pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act
of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed
to be incorporated by reference in   this   Registration  Statement
and  to  be  part  of   this Registration  Statement  from the date
of  the  filing  of  such documents.   Sprint  expressly excludes
from  such  incorporation information furnished pursuant to Item
9 of any Current Report on Form 8-K, and the Report of the Compensation Committee, the Performance Graph and any Report on Repricing of Options/SARs contained in any proxy statement filed by Sprint pursuant to Section 14 of the Securities Exchange Act of 1934 subsequent to the date of filing of this Registration Statement and before the termination of the offering of the securities covered by this Registration Statement.

Item 4.   Description of Securities

     See Incorporation of Documents by Reference.

Item 5.   Interests of Named Experts and Counsel

     The validity of the authorized and unissued shares of FON Common Stock and PCS Common Stock to be issued to the Trustee for the Sprint Retirement Savings Plan and the Trustee for the Sprint Retirement Savings Plan for Bargaining Unit Employees was passed upon by Michael T. Hyde, Assistant Secretary of Sprint.

Item 6.   Indemnification of Directors and Officers

      Consistent with Section 17-6305 of the Kansas Statutes Annotated, Article IV, Section 9 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

      Under Section 9, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under
Section 9 and indemnify directors and officers of Sprint against additional liabilities not indemnified under Section 9.

      Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.

Item 8.   Exhibits

Exhibit
Number    Exhibits

4-A. The rights of Sprint's equity security holders are defined in Article Fifth, Article Sixth, Article Seventh and Article Eighth of the Articles of Incorporation of Sprint Corporation. The Articles are filed as Exhibit 3(a) to Sprint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001, and incorporated herein by reference.

4-B.  Rights  Agreement  dated as of November 23,  1998,  between
      Sprint  Corporation and UMB Bank, n.a.  (filed  as  Exhibit
      4.1 to Amendment No. 1 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998, and incorporated herein by reference).

4-C. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. Provisions regarding the Capital Stock Committee are set forth in Article IV,
      Section  12 of the Bylaws.  The Bylaws are filed as Exhibit
      3.2 to Amendment No. 4 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's Series 1 PCS Common Stock, filed April 17, 2002, and incorporated herein by reference.

4-D.  Tracking  Stock  Policies of Sprint Corporation  (filed  as
      Exhibit 4(c) to Sprint Corporation's Annual Report on  Form
      10-K/A   for  the  year  ended  December  31,   2001,   and
      incorporated herein by reference).

4-E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom and Deutsche Telekom AG (filed as Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and
      incorporated herein by reference), as amended by the Master Transfer Agreement dated January 21, 2000 between and among France Telecom, Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, Atlas Telecommunications, S.A., Sprint Corporation, Sprint Global Venture, Inc. and the JV Entities set forth in
      Schedule II thereto (filed as Exhibit 2 to Sprint Corporation's Current Report on Form 8-K dated January 26, 2000 and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

23-A  Consent of Ernst & Young LLP.

23-B Consent of Michael T. Hyde, Esq. is contained in his opinion filed as Exhibit 5.

 24. Power of Attorney is contained on page II-6 of this Registration Statement.

     Sprint has submitted in a timely manner the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees and any amendment thereto to the Internal Revenue Service ("IRS") for a determination letter that each of those Plans is qualified under Section 401 of the Internal Revenue Code and will make all changes required by the IRS in order to qualify the Plans.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the
          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 16th day of April, 2002.

                              SPRINT CORPORATION


                                    By:  /s/  A.B. Krause
                                      (A.B. Krause, Executive Vice President)

                        POWER OF ATTORNEY

      We, the undersigned officers and directors of Sprint Corporation, hereby severally constitute W. T. Esrey, R. T. LeMay, A. B. Krause, J. R. Devlin and T. A. Gerke and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
/s/ W.T. Esrey          Chief Executive Officer     )
(W. T. Esrey)           (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
/s/ A.B. Krause         and Chief Financial Officer ) April 16, 2002
(A. B. Krause)          (Principal Financial        )
                        Officer)                    )
                                                    )
                                                    )
/s/ J.P. Meyer          Senior Vice President and   )
(J. P. Meyer)           Controller                  )
                        (Principal Accounting       )
                        Officer)                    )

                                                    )
/s/ DuBose Ausley                                   )
(DuBose Ausley)         Director                    )
                                                    )
/s/ I.O. Hockaday, Jr.                              )
(I. O. Hockaday, Jr.)   Director                    )
                                                    )
/s/ R.T. LeMay                                      )
(R. T. LeMay)           Director                    )
                                                    )
/s/ Linda K. Loriner                                )
(L. K. Lorimer)         Director                    ) April 16, 2002
                                                    )
/s/ C.E. Rice                                       )
(C. E. Rice)            Director                    )
                                                    )
/s/ Louis W. Smith                                  )
(Louis W. Smith)        Director                    )
                                                    )
/s/ Stewart Turley                                  )
(Stewart Turley)        Director                    )

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 16th day of April, 2002.

                              SPRINT RETIREMENT SAVINGS PLAN



                              By:       /s/ B. Watson
                                   I.Benjamin Watson
                                   Savings Plan Committee Member

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 16th day of April, 2002.

                              SPRINT RETIREMENT SAVINGS PLAN
                              FOR BARGAINING UNIT EMPLOYEES



                              By:       /s/ B. Watson
                                   I.Benjamin Watson
                                   Savings Plan Committee Member

                          EXHIBIT INDEX

Exhibit
Number

4-A. The rights of Sprint's equity security holders are defined in Article Fifth, Article Sixth, Article Seventh and Article Eighth of the Articles of Incorporation of Sprint Corporation. The Articles are filed as Exhibit 3(a) to Sprint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001, and incorporated herein by reference.

4-B.  Rights  Agreement  dated as of November 23,  1998,  between
      Sprint  Corporation and UMB Bank, n.a.  (filed  as  Exhibit
      4.1 to Amendment No. 1 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998, and incorporated herein by reference).

4-C. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. Provisions regarding the Capital Stock Committee are set forth in Article IV,
      Section  12 of the Bylaws.  The Bylaws are filed as Exhibit
      3.2 to Amendment No. 4 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's Series 1 PCS Common Stock, filed April 17, 2002, and incorporated herein by reference.

4-D.  Tracking  Stock  Policies of Sprint Corporation  (filed  as
      Exhibit 4(c) to Sprint Corporation's Annual Report on  Form
      10-K/A   for  the  year  ended  December  31,   2001,   and
      incorporated herein by reference).

4-E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom and Deutsche Telekom AG (filed as Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and
      incorporated herein by reference), as amended by the Master Transfer Agreement dated January 21, 2000 between and among France Telecom, Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, Atlas Telecommunications, S.A., Sprint Corporation, Sprint Global Venture, Inc. and the JV Entities set forth in
      Schedule II thereto (filed as Exhibit 2 to Sprint Corporation's Current Report on Form 8-K dated January 26, 2000 and incorporated herein by reference).

5.    Opinion and consent of Michael T. Hyde, Esq.

23-A  Consent of Ernst & Young LLP.

23-B Consent of Michael T. Hyde, Esq. is contained in his opinion filed as Exhibit 5.

24. Power of Attorney is contained on page II-6 of this Registration Statement.